As filed with the Securities and Exchange Commission on June 1, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
PEROT SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	75-2230700

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
2300 West Plano Parkway
Plano, Texas 75075
(Address, Including Zip Code, of Registrant’s Principal Executive Office)
2006 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN
(Full Title of the Plans)
Thomas D. Williams
Vice President, General Counsel and Secretary
Perot Systems Corporation
2300 West Plano Parkway
Plano, Texas 75075
(972) 577-0000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
Copy to:
John Martin
Baker Botts L.L.P.
2100 Ross Avenue
Dallas, Texas 75201-2980
(214) 953-6500
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities	Amount to be	Maximum	Maximum	Amount of
to be Registered	Registered(1)	Offering Price	Aggregate	Registration
		per Share (2)	Offering Price (2)	Fee
Class A Common Stock, par value $0.01 per share	500,000	$14.11	$7,055,000	$754.89

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminable number of additional shares of common stock as may become issuable pursuant to terms designed to prevent dilution resulting from stock and splits, stock dividends, merger or combination or similar events.

(2)	Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Class A common stock, $0.01 par value per share, as reported on the New York Stock Exchange on May 25, 2006, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. Requests for such documents should be directed to:
Perot Systems Corporation
2300 West Plano Parkway
Plano, Texas 75075
Attention: Investor Relations
(877) 737-6973

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents heretofore filed with the Securities and Exchange Commission (the “Commission”) by Perot Systems Corporation (the “Company”) are incorporated herein by reference:
(1)	Annual Report on Form 10-K for the year ended December 31, 2005 (the “Annual Report”);

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

(3)	Current Reports on Form 8-K, dated March 28, 2006 and May 25, 2006;

(4)	The description of the Class A common stock set forth in the Company’s Registration Statement on Form 8-A (File No. 001-14773) filed with the Commission on January 21, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description; and

(5)	The description of Rights to Purchase Series A and Series B Junior Participating Preferred Stock associated with the Class A common stock set forth in the Company’s Registration Statement on Form 8-A (File No. 000-22495) filed with the Commission on February 18, 1999 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. DESCRIPTION OF SECURITIES.
     The Class A common stock is registered under Section 12(b) of the Exchange Act.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
     The validity of the Class A common stock will be passed upon for us by Rex Mills, 2300 West Plano Parkway, Plano, Texas 75075. Mr. Mills is employed as an Associate General Counsel of Perot Systems Corporation.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     The Company’s Third Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to

2

or are otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an officer or a director of the Company or is or was serving at the request of the Company as a director or an officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law (the “DGCL”), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators; provided, however, that the Company shall generally indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors. The right to indemnification includes the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition. The DGCL requires certain undertakings by an indemnitee in connection with an advancement of expenses. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the DGCL for officers and directors.
     DGCL Section 145 provides, among other things, that the Company may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, agent, or employee of the Company or is or was serving at the Company’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against expenses including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit, or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Company, unless the court believes that in light of all the circumstances indemnification should apply.
     The indemnification provisions contained in the Company’s Third Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors, or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
     Not applicable.
ITEM 8. EXHIBITS.

4.1	Specimen of Class A Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, Registration No. 333-60755.)

4.2	Rights Agreement dated January 28, 1999 between the Company and The Chase Manhattan Bank. (Incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1, Registration No. 333-60755.)

3

4.3	Form of Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock (included as Exhibit A-1 to the Rights Agreement). (Incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-1, Registration No. 333-60755.)

4.4	Form of Certificate of Designation, Preferences, and Rights of Series B Junior Participating Preferred Stock (included as Exhibit A-2 to the Rights Agreement). (Incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-1, Registration No. 333-60755.)

5.1*	Opinion of Rex Mills regarding the legality of the securities being registered.

10.41	2006 Non-Employee Director Equity Compensation Plan dated effective May 31, 2006. (Incorporated by reference to Exhibit 10.41 of the Company’s Current Report on Form 8-K filed May 25, 2006.)

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Rex Mills (included in the opinion filed as Exhibit 5.1 hereto).

24*	Power of Attorney (included on the signature page to this Registration Statement).

* Filed herewith
ITEM 9. UNDERTAKINGS.
          (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or

4

15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

5

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas on this 1st day of June, 2006.

PEROT SYSTEMS CORPORATION

By:	/s/ Thomas D. Williams
Name:	Thomas D. Williams
Title:	Vice President, General Counsel and Secretary
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 1st day of June, 2006.

Signature	Title	Date

/s/ Peter Altabef Peter Altabef	Director, President and Chief Executive Officer (Principal Executive Officer)	June 1, 2006

/s/ Russell Freeman Russell Freeman	Vice President and Chief Financial Officer (Principal Financial Officer)	June 1, 2006

/s/ Robert J. Kelly Robert J. Kelly	Corporate Controller (Principal Accounting Officer)	June 1, 2006

/s/ Ross Perot, Jr. Ross Perot, Jr.	Chairman	June 1, 2006

/s/ Ross Perot Ross Perot	Chairman Emeritus	June 1, 2006

/s/Steven Blasnik Steve Blasnik	Director	June 1, 2006

/s/ John S. T. Gallagher John S. T. Gallagher	Director	June 1, 2006

/s/ Carl Hahn Carl Hahn	Director	June 1, 2006

DeSoto Jordan	Director	, 2006

/s/ Thomas Meurer Thomas Meurer	Director	June 1, 2006

/s/ Cecil H. Moore Cecil H. Moore	Director	June 1, 2006

Anthony Principi	Director	, 2006

/s/ Anuroop (Tony) Singh Anuroop (Tony) Singh	Director	June 1, 2006

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Thomas D. Williams and Russell Freeman his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any and all supplemental registration statements (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter Altabef Peter Altabef	Director, President and Chief Executive Officer (Principal Executive Officer)	June 1, 2006

/s/ Russell Freeman Russell Freeman	Vice President and Chief Financial Officer (Principal Financial Officer)	June 1, 2006

/s/ Robert J. Kelly Robert J. Kelly	Corporate Controller (Principal Accounting Officer)	June 1, 2006

/s/ Ross Perot, Jr. Ross Perot, Jr.	Chairman	June 1, 2006

/s/ Ross Perot Ross Perot	Chairman Emeritus	June 1, 2006

/s/Steven Blasnik Steve Blasnik	Director	June 1, 2006

/s/ John S. T. Gallagher John S. T. Gallagher	Director	June 1, 2006

/s/ Carl Hahn Carl Hahn	Director	June 1, 2006

DeSoto Jordan	Director	, 2006

/s/ Thomas Meurer Thomas Meurer	Director	June 1, 2006

/s/ Cecil H. Moore Cecil H. Moore	Director	June 1, 2006

Anthony Principi	Director	, 2006

/s/ Anuroop (Tony) Singh Anuroop (Tony) Singh	Director	June 1, 2006

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

4.1	Specimen of Class A Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, Registration No. 333-60755.)

4.2	Rights Agreement dated January 28, 1999 between the Company and The Chase Manhattan Bank. (Incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1, Registration No. 333-60755.)

4.3	Form of Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock (included as Exhibit A-1 to the Rights Agreement). (Incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-1, Registration No. 333-60755.)

4.4	Form of Certificate of Designation, Preferences, and Rights of Series B Junior Participating Preferred Stock (included as Exhibit A-2 to the Rights Agreement). (Incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-1, Registration No. 333-60755.)

5.1*	Opinion of Rex Mills regarding the legality of the securities being registered.

10.41	2006 Non-Employee Director Equity Compensation Plan dated effective May 31, 2006. (Incorporated by reference to Exhibit 10.41 of the Company’s Current Report on Form 8-K filed May 25, 2006.)

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Rex Mills (included in his opinion filed as Exhibit 5.1 hereto).

24*	Power of Attorney (included on the signature page to this Registration Statement).

* Filed herewith